Exhibit 10.74



                                SERVICE AGREEMENT
                                -----------------


          THIS SERVICE AGREEMENT (this "Agreement") is made as of this 20th day of June, 1996 by and between WINSTAR WIRELESS, INC., a Delaware corporation ("WinStar"), and PINNACLE SEVEN COMMUNICATIONS, INC., a Florida corporation ("P7C"), and PINNACLE NINE COMMUNICATIONS, L.L.C., a Delaware limited liability company ("P9C" and, together with P7C, "Pinnacle").

                                    RECITALS

          WHEREAS, Pinnacle acts as a competitive access provider of local digital microwave distribution services and facilities to large corporations and to inter-exchange and other common carriers (the "Business");

          WHEREAS, P7C, P9C, Pinnacle Eight Communications, Inc., a Florida corporation, and an affiliate of WinStar have entered into that certain Purchase Agreement of even date herewith pursuant to which such affiliate of WinStar will purchase the outstanding membership interests of P9C (the "Purchase Agreement"); and

          WHEREAS, WinStar, directly or through its subsidiaries, is to perform certain consulting and related services for Pinnacle in connection with the Business beginning on the Effective Date (as hereinafter defined) and ending upon the termination of this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

          1.   Appointment.  Pinnacle hereby retains WinStar on the conditions
               -----------
and the terms set forth herein to provide the Services (as defined below) during the Term (as defined below).

          2.   Term.  This Agreement shall commence as of June 20, 1996 (the
               ----
"Effective Date") and shall continue in full force and effect until terminated pursuant to Section 10 below (the "Term").

          3.   Services.  WinStar agrees to provide consulting and related
               --------
assistance to Pinnacle (the "Services") at the request and direction of Pinnacle with respect to all aspects of the operation of the Business, including the following: maintaining the systems and equipment of the Business; performing obligations under customer contracts, real estate leases, and other operating agreements; bookkeeping and accounting; preparation, at WinStar's expense, of tax returns and financial statements, including cash flow statements; preparing schedules for audits and assistance with audits; collecting rent, subscriber fees, income, and other revenues from customers; making all necessary disburse-ments, deductions and payments with respect to the repair, maintenance and operation of the Business; and, consistent with the existing practices of Pinnacle, assisting Pinnacle's employees and legal advisors in performing such acts required in each jurisdiction where the Business operates which are necessary to comply with applicable statutes, ordinances, laws, rules and regulations (including, without limitation, the Communications Act of 1934, as amended, and any rules or regulations promulgated by the Federal Communications Commission (the "FCC Rules") (the "Applicable Laws"), including the preparation and filing of any appropriate license renewal applications and other reports and filings necessary to keep in force and effect any Federal Communications Commission ("FCC") license or authorization held by Pinnacle which is being utilized in connection with the Business. WinStar shall report weekly to the chief executive officer of Pinnacle (or other designee of the Board of Directors of P7C) with respect to the operation of the Business and the Services provided by WinStar and prepare monthly written reports to the Board of Directors of P7C with respect to the Services provided by WinStar and the financial performance of the Business. If requested by the Board of Directors of P7C upon reasonable advance notice, WinStar will have in attendance at any meeting of the Board of Directors of P7C (in person if such meeting is held in New York or Washington, D.C., or by telephone if elsewhere) a representative of WinStar to report on the Services performed by WinStar and the performance of the Business.

          4.   Monthly Fee.
               -----------

               (a) As full compensation for WinStar's performance of the Services, P7C shall pay WinStar a fee of $4,500 per month during the Term. In the event of a partial month during the Term, the Monthly Fee shall be calculated ratably based on the number of days in such period. Such fee shall continue to be paid by P7C notwithstanding the assignment to P9C by P7C of any license issued by the FCC to provide telecommunications services. WinStar agrees not to challenge the validity of this Agreement as a consequence of P7C's assignment of its rights under this Agreement to P9C.

               (b) The Monthly Fee shall be paid on or before the 5th day after the close of each month during which Services were performed, except to the extent that there is insufficient cash generated from the Business for the payment of such fee after the payment of expenses, in which case the fee shall be paid as and when such cash is received.

          5.   Standard of Services.   WinStar shall perform the Services in a
               --------------------
professional manner and in accordance with all applicable professional or industry standards and all Applicable Laws.

          6.   Indemnification.
               ---------------

               (a) WinStar shall indemnify and hold Pinnacle harmless from and against all damages, expenses, costs, or losses suffered or incurred by Pinnacle resulting from or arising out of WinStar's performance or nonperformance of its obligations hereunder.

               (b) Pinnacle shall indemnify and hold WinStar harmless from and against all damages, expenses, costs, or losses suffered or incurred by WinStar in connection with Pinnacle's performance or non-performance of its obligations under this Agreement.

          7.   Proprietary Information.  Each party acknowledges that, in the
               -----------------------
course of the performance of this Agreement, it may have access to privileged and proprietary information claimed to be unique, secret, and confidential, and which constitutes the exclusive property or trade secrets of the other, and the parties acknowledge that they are in a confidential relationship with each other. This information may be presented in documents marked with a restrictive notice or otherwise tangibly designated as proprietary or during oral discussions, at which time representatives of the disclosing party will specify that the information is proprietary. Each party agrees to maintain the confidentiality of the proprietary information and to use the same degree of care as it uses with regard to its own proprietary information to prevent the disclosure, publication or unauthorized use of the proprietary information. Neither party may duplicate or copy proprietary information of the other party other than to the extent necessary for legitimate business uses in connection with this Agreement. A party shall be excused from these nondisclosure provisions if the proprietary information has been, or is subsequently, generally available to the public without breach of this Agreement, the proprietary information is made public by the other party, the other party gives its express, prior written consent to the disclosure of the proprietary information, the proprietary information is independently developed by such party, or if the disclosure is required by law, regulation or court process. Notwithstanding anything to the contrary in this Agreement, this provision shall survive the termination or expiration of this Agreement.

          8.   Control by Pinnacle.
               -------------------

               (a) Notwithstanding anything in this Agreement to the contrary, Pinnacle shall retain ultimate control over the personnel, operations and policies of the Business, including, without limitation, all legal and regulatory matters, until the Second Closing (as defined in the Purchase Agreement). Pinnacle and its officers, employees and agents shall retain full access at all times to all aspects of the operations and books and records of the Business. Pinnacle may, in its discretion, accept or reject, in whole or in part, any recommendation made by WinStar under this Agreement; provided, however, in the event of a dispute as to the acceptance or rejection of a material recommendation by WinStar, WinStar shall have the right at its discretion to terminate this Agreement and all of its obligations hereunder on not less than thirty (30) days advance written notice to Pinnacle.

               (b) It is expressly understood that nothing in this Agreement is intended to give to WinStar or any affiliate of WinStar any right which would be deemed to constitute a transfer of control (as "control" is defined in the Communications Act of 1934, as amended, and/or the FCC Rules or case law) of one or more of Pinnacle's licenses from Pinnacle to WinStar or any affiliate of WinStar.

               (c) Nothing in this Agreement is intended to diminish or restrict Pinnacle's obligations as an FCC licensee and the parties hereto desire that this Agreement and the transactions contemplated hereby be in full compliance with the FCC Rules. If the FCC determines that any provision of this Agreement violates any applicable rules, policies, or regulations, the parties shall use their best efforts to immediately bring this Agreement into compliance, consistent with the intent of this Agreement.

          9.   Assignment.  Neither party shall assign any rights or obligations
               ----------
under this Agreement to any person other than to a wholly-owned direct or indirect subsidiary of such party or of the corporate parent of such party without the prior written consent of the other party, except that WinStar may, without such consent, assign its right to receive payments under this Agreement to any other person or entity. In addition, P7C may assign its rights hereunder to P9C without the consent of WinStar. Any attempted assignment in violation of this Section 9 shall be null and void. This Agreement shall be binding upon and inure to the benefit of the parties' permitted successors and assigns; provided,
                                                                       --------
however, that the assigning party shall remain liable for the performance of
- -------
this Agreement by the assignee.

          10.  Termination.  Either party may terminate this Agreement at any
               -----------
time by written notice to the other party upon the occurrence of any of the following events:

               (a) the continued material failure by the other party to perform any of its obligations under this Agreement; provided, however, that the other
                                             --------  -------
party shall be given notice thereof by the terminating party and a ten day period thereafter to cure such material failure;

               (b) the insolvency of the other party, appointment of a receiver of the property of the other party, or assignment for the benefit of the creditors of the other party;

               (c) the filing of a voluntary petition by or against the other party under the bankruptcy laws of the United States or 60 days after the filing of an involuntary petition if such involuntary petition is not discharged by such date; or

               (d)  the termination of the Purchase Agreement pursuant to
Section 8.01 thereof, provided that such termination does not result from a breach of its obligations under the Purchase Agreement by the party proposing to terminate this Lease Agreement.

          11.  No Joint Venture; Non-Exclusive Engagement.  Nothing herein
               ------------------------------------------
contained shall be deemed to have created, or be construed as having created any joint venture, joint employer, or partnership relationship between WinStar and Pinnacle. At all times during the performance of its duties and obligations arising hereunder, WinStar shall be deemed to be acting as an independent contractor and shall have no right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Pinnacle, except as authorized by Pinnacle. No provision of this Agreement shall be construed to preclude WinStar, or any agent, assistant, affiliate or employee of WinStar from engaging in any activity whatsoever, including, without limitation, receiving compensation for services, or acting as an advisor to any person or advisor to or participant or owner in any corporation, partnership, trust or other business entity or from receiving compensation or profit therefor. WinStar shall not be obligated to present any particular business opportunity to Pinnacle, even if such opportunity is of such a character which, if presented to Pinnacle, could be taken by Pinnacle, and WinStar and any affiliate thereof shall have the right to take for its own account (individu-ally) or to recommend to others any such particular business opportunity. Pinnacle shall provide WinStar with such access to its facilities as is reasonably required for WinStar to provide its services hereunder.

          12.  Individual Designees.  WinStar shall only be required to make
               --------------------
available such employees, agents, or designees to perform services hereunder as it shall deem to be reasonably necessary to provide such services and Pinnacle shall not be entitled to the services of any particular executive or employee of WinStar in connection with this Agreement.

          13.  Notices.  All notices and other communications given or made
               -------
pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

               (a)  If to Pinnacle:

                    Pinnacle Seven Communications, Inc.
                    2901 South Bayshore Drive
                    Suite 4B
                    Coconut Grove, Florida  33133
                    Attention:  Mr. Richard Landy
                    Telecopier No.: 305-445-4800

               with a copy (which shall not constitute notice) to:

                    Akin, Gump, Strauss, Hauer & Field, L.L.P.
                    1333 New Hampshire Avenue, N.W., Suite 400
                    Washington, DC  20036
                    Attention:  Thomas W. Davidson, P.C.
                    Telecopier No.: 202-887-4288

                                     - and -

                    Mr. Richard Landy
                    745 Fifth Avenue, Suite 1701
                    New York, New York  10151
                    Telecopier No.: 212-688-3043


               (b)  If to WinStar:

                    WinStar Wireless, Inc.
                    230 Park Avenue, Suite 3126
                    New York, New York 10169
                    Attention: Timothy R. Graham, Esq.
                    Facsimile: (212) 867-1565

               with a copy (which shall not constitute notice) to:

                    David Alan Miller, Esq.
                    Graubard Mollen & Miller
                    600 Third Avenue
                    New York, New York 10016-2097
                    Facsimile: (212) 818-8881

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this section; provided, that a notice not given as above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is required or permitted to be given.

          14.  Persons Bound.  This Agreement and all terms and provisions
               -------------
contained herein shall bind and inure to the benefit of the parties hereto, and their respective successors, assigns and legal representatives.

          15.  Entire Agreement.  This Agreement contains the entire agreement
               ----------------
among the parties relating to the transactions contemplated hereby. All prior or contemporaneous agreements, understandings, representations and statements regarding such transactions, oral or written, are merged herein.

          16.  Choice of Law.  This Agreement is made pursuant to, and shall be
               -------------
governed by and construed in accordance with the law applicable to contracts made and to be performed entirely within the State of New York.

          17.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

          18.  Severability.  If any provision of this Agreement or the
               ------------
application thereof to any particular circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first mentioned above.

                              WINSTAR WIRELESS, INC.


                              By:_______________________________
                                   Name:
                                   Title:


                              PINNACLE SEVEN COMMUNICATIONS, INC.


                              By:_________________________________
                                   Name:
                                   Title:


                              PINNACLE NINE COMMUNICATIONS, L.L.C.


                              By:_________________________________
                                   Name:
                                   Title: